Exhibit 99.1

Michael Abbott and Mike Fawkes Join Saba’s Board of Directors

Industry Veterans from Twitter and VantagePoint Bring Deep Technology and Operational Expertise to Saba

Redwood Shores, CA, July 18, 2011 – Saba (NASDAQ:SABA), the premier People Cloud provider, today announced the addition of Michael Abbott and Mike Fawkes to Saba’s Board of Directors.

“I am delighted to welcome both Michael Abbott and Mike Fawkes to Saba’s Board of Directors. They bring innovative leadership and deep technology and operational expertise to Saba’s Board,” said Bobby Yazdani, Founder and CEO of Saba. “Their guidance and counsel will be a critical asset to the Saba Board as we continue to grow our business.”

Michael Abbott is currently Vice President of Engineering at Twitter. Previously Abbott led Palm’s webOS application platform and services development. Before joining Palm, Abbott was the general manager for .NET Online Services at Microsoft where he was responsible for delivering a services platform that facilitated the development of large-scale Internet-based services.

Mike Fawkes brings more than 30 years of experience to the Saba Board. Currently, he is Operating Partner at VantagePoint Capital Partners. He previously served in various executive roles in Operations and Finance at HP, including Senior Vice President of Operations for HP’s Imaging and Printing Group (IPG). He was also responsible for leading HP’s worldwide consumer support, environmental responsibility, strategic supply chain, and global logistics.

Supporting Resources:

•	Saba People Cloud Applications: www.saba.com

•	Follow the Saba blog: http://www.saba.com/blogs/

•	Follow Saba on Twitter: @SabaSoftware

About Saba

Saba (NASDAQ:SABA) provides a unified set of People Cloud Applications including enterprise learning, talent management and collaboration solutions delivered through the Saba People Cloud. Today’s people-driven enterprises are using Saba’s solutions to mobilize and engage people around new strategies and initiatives, align and connect people to accelerate the flow of business, and cultivate, capture, and share individual and collective knowhow to effectively compete and succeed.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s ability to continue to grow its business. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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Contact:	Aly Kline
Saba
PR Associate
(650)581-2593
akline@saba.com